Exhibit 10.29

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 9, 2008, is made between VIVENDI HOLDING I CORP., a Delaware corporation (the “Assignor”) and ACTIVISION, INC., a Delaware corporation (also known as ACTIVISION BLIZZARD, INC., the “Assignee”).

RECITALS

The Assignee and affiliates of the Assignor have entered into that certain Business Combination Agreement, dated as of December 1, 2007 (the “BCA”), pursuant to which, among other things, affiliates of the Assignor have agreed to cause the Assignor to assign to Assignee and the Assignee has agreed to assume from the Assignor the Assignor’s rights, duties and obligations under the employment letter agreement, dated December 1, 2007, by and between the Assignor and Bruce L. Hack, providing for Mr. Hack’s employment as Vice Chairman of the Board and Chief Corporate Officer of the Assignee after the closing of the transactions contemplated by the BCA (the “Employment Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The Assignee hereby agrees to pay, discharge, perform or otherwise satisfy, and assumes and agrees to be bound by, all obligations of the Assignor under the Employment Agreement.

2.             The Assignor hereby contributes, conveys, transfers and assigns to the Assignee all of the Assignor’s rights, duties and obligations under the Employment Agreement.

3.             Nothing in this Agreement shall alter any liability or obligation of the Assignee or any affiliate of the Assignor arising under the BCA.

4.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.             This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

6.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first written above.

VIVENDI HOLDING I CORP.

By:	/s George E. Bushnell III
	Name:	George E. Bushnell III
	Title:	President

ACTIVISION, INC.

By:	/s/ Robert A. Kotick
	Name:	Robert A. Kotick
	Title:	Chief Executive Officer